SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                     AMENDMENT NO. 4 TO FORM S-3
                       REGISTRATION STATEMENT
                               Under
                     The Securities Act of 1933

                       UNIQUE MOBILITY, INC.
       (Exact name of registrant as specified in its charter)

       Colorado                                    84-0579156
       (State or other jurisdiction              (I.R.S. Employer
     of incorporation or organization)          Identification No.)

                        425 Corporate Circle
                         Golden, CO  80401
                           (303) 278-2002
        (Address, including zip code, and telephone number,
 including area code, of registrant's principal executive offices)

                                                With copies to:
    Donald A. French                            Nick Nimmo, Esq.
    425 Corporate Circle                        Holme Roberts & Owen LLP
    Golden, CO  80401                           1700 Lincoln, Suite 4100
    (303) 278-2002                              Denver, Colorado 80203
(Name, address, including zip code, and         (303) 861-7000
telephone number, including area code,
of agent for service)

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ x ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



                            PART II


               INFORMATION NOT REQUIRED IN PROSPECTUS


Item 16.  Exhibits

     5.1 Opinion of Holme Roberts & Owen LLP as to the shares of common stock being registered and consent to all references made to them in this Prospectus.

    23.1*    Consent of KPMG Peat Marwick LLP.

    23.2*    Consent of Horwath and Company (Taiwan)

    24. Powers of Attorney. Contained on page II-6 of the original filing of the Registration Statement.

---------------
*Filed with Amendment No. 3 to Registration Statement.


                            SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Golden, Colorado on the 9th day of October, 1997.


                                    UNIQUE MOBILITY, INC.



                                    By /s/ Donald A. French
                                       Donald A. French
                                       Treasurer, Controller and
                                       Chief Financial Officer




Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signatures                      Title                         Date



                              Chairman of the Board
*                          of Directors and Chief
Ray A. Geddes               Executive Officer               October 9, 1997



/s/ Donald A. French       Treasurer and Controller
Donald A. French           (Principal financial and
                           accounting officer              October 9, 1997



*                          Director                        October 9, 1997
Francis S.M. Hodsoll



*                          President and Director          October 9, 1997

William G. Rankin



*                          Director                        October 9, 1997
H.J. Young



*                          Director                        October 9, 1997
Joseph B. Richey



                           Director                       ______, 1997
Lee A. Iacocca

- ------------
* /s/ Donald A. French, Attorney in Fact